Exhibit 31.4
CERTIFICATION
I, Kirk Lusk, certify that:
1.I have reviewed this Annual Report on Form 10-K, as amended, of Heritage Insurance Holdings, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading, with respect to the period covered by this report.
3.[Omitted]
4.[Omitted]
5.[Omitted]

Date: March 20, 2025	/s/ KIRK LUSK
Kirk Lusk
Chief Financial Officer (Principal Financial Officer)